DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into effective as of March 11, 2020 by and between Xueou Wang (the “Debtor”), and DBUB Group, Inc., a Nevada corporation (the “Corporation”), with reference to the following facts:

WHEREAS, the Debtor has lent certain funds with interests, totaling Renminbi ￥18,976,520.16 (approximately USD $2,724,202), to Huantai (Shanghai) Enterprise Management Co, Ltd. (“Huantai”), a People’s Republic of China (the “PRC”) subsidiary established by the Corporation, as described in a series of loan agreements dated July 2, 2018, January 1, 2019, September 1, 2019 and February 11,2020 (collectively, the “Loan Agreements”). The Corporation and the Debtor desire to convert the entire outstanding amount RMB ￥18,976,520.16 (the “Debt”) into shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”), to fully satisfy Huantai’s obligations under the Loan Agreements; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor and the Corporation agree as follows:

1.       Conversion to Common Stock. Effective as of March 11, 2020, the Debtor shall convert the Debt into shares of the Corporation’s Common Stock at a conversion price of $0.158 per share for a total of 17,241,785 shares (the “Conversion Shares”). Upon execution of this Agreement, the Corporation shall instruct its transfer agent to issue the Conversion Shares to the Debtor. The Debtor hereby acknowledges that the issuance of the Conversion Shares is in full conversion of the Debt and, as a result, Huantai will have fully and completely satisfied all of its obligations with respect to the Debt and the Loan Agreements.

2.       Representations and Warranties of the Corporation. The Corporation represents and warrants to Debtor as follows:

(a) The Corporation is duly incorporated, validly existing and in good standing in the State of

Nevada.

(b)   The Conversion Shares have been duly authorized for issuance by the Corporation’s board of directors and no approval by the Corporation’s stockholders or any third party, including any government agency, is required for the issuance of the Conversion Shares pursuant to this Agreement. The Conversion Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

3.       Debtor Representations. The Corporation is issuing the Conversion Shares to the Debtor in reliance upon the following representations made by the Debtor:

(a) The Debtor acknowledges and agrees that the Conversion Shares are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations

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thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. The Debtor acknowledges and agrees that (i) the Conversion Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Conversion Shares have not yet been registered under the Securities Act, and

(ii) such Conversion Shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Corporation so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b)   The Debtor acknowledges and agrees that (i) the registrar or transfer agent for the Conversion Shares will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Corporation that the restrictions on transfer under the Securities Act have been complied with and (ii) any Conversion Shares in the form of definitive physical certificates will bear a restrictive legend.

(c)    The Debtor acknowledges and agrees that: (a) the Conversion Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) the Debtor is acquiring the Conversion Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) The Debtor is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of converting the Debt to Conversion Shares ; (d) The Debtor has had the opportunity to obtain from the Corporation such information as desired in order to evaluate the merits and the risks inherent in holding the Conversion Shares; (e) The Debtor is able to bear the economic risk and lack of liquidity inherent in holding the Conversion Shares; (f) the Debtor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (g) the Debtor either has a pre-existing personal or business relationship with the Corporation or its officers, directors or controlling persons, or by reason of the Debtor’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Corporation, directly or indirectly, have the capacity to protect their own interests when obtaining the Conversion Shares.

(d)   The Debtor’s investment in the Corporation pursuant to this Agreement is consistent, in both nature and amount, with the Debtor’s overall investment plan and financial condition.

(e)    The Debtor understands that the Corporation intends to engage in a business model that offers information technology solutions to upscale restaurants’ information programs, marketing initiatives, and logistics management. However, the Corporation cannot give any assurance that it will be successful in the aforementioned new business model.

(f) The Debtor’s principal executive office is in No. 108 Shangcheng Road, Suite 2-2204, Pudong New District, Shanghai, China 200120.

(g)   The Debtor represents and warrants that no broker or finder was involved directly or indirectly for the transaction contemplated in this Agreement. The Debtor shall indemnify the Corporation and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Debtor’s warranty contained in this Section 3(g).

(h) No person has made to the Debtor any written or oral representations:

(i)	that any person will resell or repurchase any of the Conversion Shares;

(ii)	as to the future price or value of any of the Conversion Shares.
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(i)     The funds used to make the loans pursuant to the Loan Agreements were not and are not directly or indirectly derived from activities that contravene (i) United States federal, state, or international laws and regulations, including anti-money laundering laws and regulations, (ii) the laws of the Peoples’ Republic of China relating to money laundering, and (iii) if the Debtor is a citizen or resident of a country other than the United States or the Peoples’ Republic of China, the anti-money laundering and similar laws of such country. United States federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(j)     To the best of the Debtor’s knowledge, none of: (i) the Debtor; (ii) any person controlling or controlled by the Debtor; (iii) any person having a beneficial interest in the Debtor; or (iv) any person for whom the Debtor is acting as agent or nominee in connection with the transaction contemplated in this Agreement:

(i)                 is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Debtor agrees to promptly notify the Corporation should the Debtor become aware of any change in the information set forth in these representations; or

(ii)               is a senior foreign political figure1, or any immediate family member2 or close associate3 of a senior foreign political figure, as such terms are defined in the footnotes below.

(k) the Debtor is not affiliated with a non-U.S. banking corporation.

(l) the Debtor’s address set forth on the signature page is the Debtor’s true and correct address.

(m)  the Debtor is a citizen and resident of the country set forth on the signature page of this Agreement and is not a U.S. Person, as defined in Rule 902(k) of the SEC pursuant to the Securities Act. The Debtor understands that the Corporation will rely on this representation in its filings under federal securities laws. The definition of a U.S. Person is set forth on Exhibit A to this Agreement.

(n) The Debtor is not acquiring the Conversion Shares as a result of, and will not himself engage in, any “directed selling efforts” (as defined in Rule 902(c) of the SEC under the Securities Act) in the United States in respect of the Conversion Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Conversion Shares; provided, however, that the Debtor may sell or otherwise dispose of the Conversion Shares under an exemption from the registration requirements of the Securities Act. The definition of directed selling efforts is set forth on Exhibit A to this Agreement.

(o)    The Debtor acknowledges and agrees that none of the Conversion Shares may be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S of the SEC under the Securities Act, pursuant to an effective registration statement under the Securities Act, or

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 The “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state securities laws.

(p)    Neither the Debtor nor any its affiliate is a “bad actor” as defined in Section 506(d) of the SEC pursuant to the Securities Act or is subject to the disclosure requirements of Rule 506(e).

(q)    The information set forth on the Debtor’s accredited investor questionnaire, which is attached as Exhibit B to this Agreement, is true and correct.

(r)     The Debtor understands that the Corporation is relying upon the truth and accuracy of, and the Debtor’s compliance with, the representations, warranties and agreements of the Debtor set forth herein, and the Debtor acknowledges that it is not relying on any representation or warranty by the Corporation except as expressly set forth in this Agreement.

4.	Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

(b)   This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c)    Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d)   Each party shall hold the other party harmless for any commission and/or fees agreed to be paid by the other party to any broker, finder or other person or entity acting or purporting to act in a similar capacity engaged by such party.

(e)    Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(f)     This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first aforesaid.

Address, Email and Telehpone No.	Signature
Address: No. 108 ShangCheng Road, Suite 2-2204,
Pudong New District, Shanghai, China 200120	DBUB GROUP, INC.
Email: diana@dbub-dblink.com
Telephone: +086-156-18521412	By: /s/ Zinan Zhou
Zinan Zhou, CEO

Zueou Wang (Debtor)

By: /s/ Xueou Wang
Name: Xueou Wang

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Exhibit A

Certain Definitions

U.S. Person

(1)	“U.S. person” means

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)  Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S person;

(vii)   Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or corporation if:
(A)	Organized or incorporated under the laws of any foreign jurisdiction; and

(B)   Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the SEC under the Securities Act) who are not natural persons, estates or trusts.

Directed Selling Efforts

(1)  “Directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered in reliance on this Regulation S. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of securities being made in reliance upon this Regulation S.

(2)	Publication “with a general circulation in the United States”:

(i)  Is defined as any publication that is printed primarily for distribution in the United States, or has had, during the preceding twelve months, an average circulation in the United States of 15,000 or more copies per issue; and

(ii)  Will encompass only the U.S. edition of any publication printing a separate U.S. edition if the publication, without considering its U.S. edition, would not constitute a publication with a general circulation in the United States.

(3)	The following are not “directed selling efforts”:

(i)	Placing an advertisement required to be published under U.S. or foreign law, or under rules or regulations of a

U.S. or foreign regulatory or self-regulatory authority, provided the advertisement contains no more information than legally required and includes a statement to the effect that the securities have not been registered under the Act and may not be offered or sold in the United States (or to a U.S. person, if the advertisement relates to an offering under Category 2 or 3 (paragraph (b)(2) or (b)(3)) in § 230.903) absent registration or an applicable exemption from the registration requirements;

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(ii)  Contact with persons excluded from the definition of “U.S. person” pursuant to paragraph (k)(2)(vi) of this section or persons holding accounts excluded from the definition of “U.S. person” pursuant to paragraph (k)(2)(i) of this section, solely in their capacities as holders of such accounts;

(iii)	A tombstone advertisement in any publication with a general circulation in the United States, provided:

(A)  The publication has less than 20% of its circulation, calculated by aggregating the circulation of its U.S. and comparable non-U.S. editions, in the United States;

(B)   Such advertisement contains a legend to the effect that the securities have not been registered under the Act and may not be offered or sold in the United States (or to a U.S. person, if the advertisement relates to an offering under Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 absent registration or an applicable exemption from the registration requirements; and

(C)   Such advertisement contains no more information than the issuer's name; the amount and title of the securities being sold; a brief indication of the issuer's general type of business; the price of the securities;

the yield of the securities, if debt securities with a fixed (non-contingent) interest provision; the name and address of the person placing the advertisement, and whether such person is participating in the distribution; the names of the managing underwriters; the dates, if any, upon which the sales commenced and concluded; whether the securities are offered or were offered by rights issued to security holders and, if so, the class of securities that are entitled or were entitled to subscribe, the subscription ratio, the record date, the dates (if any) upon which the rights were issued and expired, and the subscription price; and any legend required by law or any foreign or U.S. regulatory or self-regulatory authority.

(iv)  Bona fide visits to real estate, plants or other facilities located in the United States and tours thereof conducted for a prospective investor by an issuer, a distributor, any of their respective affiliates or a person acting on behalf of any of the foregoing;

(v)  Distribution in the United States of a foreign broker-dealer's quotations by a third-party system that distributes such quotations primarily in foreign countries if securities transactions cannot be executed between foreign broker-dealers and persons in the United States through the system; and the issuer, distributors, their respective affiliates, persons acting on behalf of any of the foregoing, foreign broker-dealers and other participants in the system do not initiate contacts with U.S. persons or persons within the United States, beyond those contacts exempted under Rule 15a-6 under the Securities Exchange Act of 1934;

(vi)  Publication by an issuer of a notice in accordance with Rule 135 or Rule 135c of the SEC pursuant to the Securities Act;

(vii)  Providing any journalist with access to press conferences held outside of the United States, to meetings with the issuer or selling security holder representatives conducted outside the United States, or to written press-related materials released outside the United States, at or in which a present or proposed offering of securities is discussed, if the requirements of § 230.135e are satisfied; and

(viii)  Publication or distribution of a research report by a broker or dealer in accordance with Rule 138(c) or Rule 139(b).

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Exhibit B

Accredited Investor Questionnaire

The following are tests for an accredited investor. Please initial which tests are applicable. Please initial all that apply.

A natural person whose individual net worth or joint net worth with Subscriber’s spouse, at the time of this purchase exceeds $1,000,000 (PLEASE NOTE: In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than indebtedness secured by your primary residence, up to the estimated fair market value of the primary residence, unless the borrowing occurs in the 60 days preceding the purchase of the Units and is not in connection with the acquisition of the primary residence. In such cases, the debt secured by the primary residence must be treated as a liability in the net worth calculation.). In the event any incremental mortgage or other indebtedness secured by your primary residence occurs in the 60 days preceding the date of the purchase of the Units, the incremental borrowing must be treated as a liability and deducted from your net worth even though the value of your primary residence will not be included as an asset. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence should also be deducted from your net worth);

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Subscriber’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

A director or executive officer or manager of the Corporation.

Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

Insurance company as defined in section 2(13) of the Securities Act.

Investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

Employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

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Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

Any entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor*). [Note: If the Debtor’s status as an accredited investor is based on this provision, a separate accredited investor questionnaire should be completed for each equity owner of Investor.]

Any Individual Retirement Account (IRA) for the benefit of an accredited investor*.

* The tests for an accredited investor who is an individual are the first three tests on this Exhibit B.

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